UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

000-50391

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	74-2691412 (IRS Employer Identification No.)

3815 South Capital of Texas Highway Building 3, Suite 300 Austin, Texas (Address of principal executive offices)	78704 (Zip Code)

(512) 381-3700

(Registrant’s telephone number, including area code)

Item 5.	Other Matters.

On January 28, 2004, SigmaTel, Inc., a Delaware corporation, announced in a press release its filing of a Form S-1 registration statement with the Securities and Exchange Commission for a proposed follow-on offering of primary and secondary shares of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATEL, INC.

Dated: January 28, 2004	By:	/s/ Ross A. Goolsby

Ross A. Goolsby Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NO.

99.1	Press Release dated January 28, 2004.